UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

HP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HP’s proxy materials have been distributed – PLEASE CAST YOUR VOTE TODAY!

BY EMAIL:	If you have consented to receive proxy materials via e delivery, an email from your bank or broker containing your voting control number should have reached you within the last week. Please check your inbox and take a moment to vote your shares.

BY MAIL:	If you receive hard copy proxy materials by mail, your proxy package should have arrived in the last few days. Please vote your proxy by telephone or Internet as soon possible.

If you cannot locate your email or package, you may vote by calling our proxy solicitor, Innisfree M&A
Incorporated at: 877 687 1873 (TOLL FREE from the U.S. and Canada).

Thank you for your participation!

HP’s proxy materials have been distributed – PLEASE CAST YOUR VOTE TODAY!

BY EMAIL:	If you have consented to receive proxy materials via e delivery, an email containing your voting control number should have reached you approximately a week ago. Please check your inbox and take a moment to vote your shares.

BY MAIL:	If you receive hard copy proxy materials by mail, your proxy package should have arrived in the last few days. Please vote your proxy by telephone or Internet as soon possible.

Thank you for your participation!